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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-69492, relating to the Celebrity, Inc. Amended and Restated 1993 Employee Stock Purchase Plan, and No. 33-74368, relating to the Celebrity, Inc. Amended and Restated Stock Option Plan) of Celebrity, Inc. of our report dated August 31, 2000 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.




PricewaterhouseCoopers LLP

Dallas, Texas
September 26, 2000